Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 29, 2008, relating to the consolidated financial statements of OZ/CLP Retail and its subsidiaries, which appears in Colonial Properties Trust’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Birmingham, Alabama
March 17, 2009